EXHIBIT B

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                           [Name of Insurance Company]

                           [Name of Separate Account]

                               [Product Names(s)]

                       Supplement dated December __, 2008

            To the Prospectus dated April 28, 2008 (as supplemented)



         The [Name] Insurance Company (the "Company") has filed an application with the Securities and Exchange Commission ("SEC") requesting an order to allow the Company to remove certain variable investment options ("Existing Funds") and substitute new options ("Replacement Funds") as shown below. The Replacement Funds are portfolios of Met Investors Series Trust or Metropolitan Series Fund, Inc. To the extent that a Replacement Fund is not currently available as an investment option under your contract [policy], such Replacement Fund will be added as an investment option on or before the date of the substitution. Please retain this supplement and keep it with the prospectus.

         [To the extent required by law, approval of the proposed substitution is being obtained from the state insurance regulators in certain jurisdictions.]

         The Company believes that the proposed substitutions are in the best interest of contract [policy] holders. In each case, the Replacement Fund will have at least similar investment objectives and policies as the Existing Fund. The Company will bear all expenses related to the substitutions, and they will have no tax consequences for you. The Company anticipates that, if such order is granted, the proposed substitutions will occur on or about May 1, 2009.

         The proposed substitutions and respective advisers and/or sub-advisers for the above-listed Contracts/Policies are:



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
Existing Fund and Current Adviser (with Current Sub-Adviser as        Replacement Fund and Sub-Adviser
noted)








------------------------------------------------------------          -----------------------------------------------
DWS Conservative Allocation VIP                                       MetLife Moderate Strategy Portfolio
-------------------------------                                       -----------------------------------
Deutsche Investment Management Americas Inc.                          MetLife Investors Advisory, LLC


                                                             ->

------------------------------------------------------------          -----------------------------------------------


------------------------------------------------------------          -----------------------------------------------
DWS Growth Allocation VIP                                             MetLife Growth Strategy Portfolio
-------------------------                                             ---------------------------------
Deutsche Investment Management Americas Inc.                 ->       MetLife Investors Advisory, LLC
------------------------------------------------------------          -----------------------------------------------


------------------------------------------------------------          -----------------------------------------------
DWS Moderate Allocation VIP                                           MetLife Balanced Strategy Portfolio
---------------------------                                           -----------------------------------
Deutsche Investment Management Americas Inc.                          MetLife Investors Advisory, LLC


                                                             ->

------------------------------------------------------------          -----------------------------------------------


------------------------------------------------------------          -----------------------------------------------
Janus (Aspen Series) Forty Portfolio                                  Janus Forty Portfolio
------------------------------------                                  ---------------------
Janus Capital Management LLC                                 ->       Janus Capital Management LLC
------------------------------------------------------------          -----------------------------------------------


------------------------------------------------------------          -----------------------------------------------
Legg Mason Partners Variable Equity Index Portfolio                   MetLife Stock Index Portfolio
---------------------------------------------------                   -----------------------------
Legg Mason Partners Fund Advisor, LLC                        ->       MetLife Investment Advisors Company, LLC
(Batterymarch Financial Management, Inc.)
------------------------------------------------------------          -----------------------------------------------



------------------------------------------------------------          -----------------------------------------------
UIF Core Plus Fixed Income Portfolio                                  BlackRock Bond Income Portfolio
----------------------------                                          -------------------------------
Morgan Stanley Investment Management, Inc.                            BlackRock Advisors, LLC
                                                             ->


------------------------------------------------------------          -----------------------------------------------






------------------------------------------------------------          -----------------------------------------------
PIMCO (VIT) Total Return Portfolio                                    PIMCO Total Return Portfolio
----------------------------------                                    ----------------------------
Pacific Investment Management Company LLC                             Pacific Investment Management Company LLC

                                                             ->


------------------------------------------------------------          -----------------------------------------------


------------------------------------------------------------          -----------------------------------------------
Pioneer Strategic Income VCT Portfolio                                Pioneer Strategic Income Portfolio
--------------------------------------                                ----------------------------------
Pioneer Investment Management, Inc.                                   Pioneer Investment Management, Inc.
                                                             ->

------------------------------------------------------------          -----------------------------------------------


------------------------------------------------------------          -----------------------------------------------
Van Kampen LIT Comstock Portfolio                                     Van Kampen Comstock Portfolio
---------------------------------                                     -----------------------------
Van Kampen Asset Management                                  ->       Morgan Stanley Investment Management, Inc.
                                                                      d/b/a Van Kampen

------------------------------------------------------------          -----------------------------------------------

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Please note that:

o No action is required on your part at this time. You will not need to file a new election or take any immediate action if the SEC approves the substitution.

o The elections you have on file for allocating your account value, premium payments and deductions will be redirected to the Replacement Fund unless you change your elections and transfer your funds before the substitution takes place.

o You may transfer amounts in your Contract [Policy] among the variable investment options and the fixed option as usual. The substitution itself will not be treated as a transfer for purposes of the transfer provisions of your Contract [Policy], subject to the Company's restrictions on transfers to prevent or limit "market timing" activities by Contract owners or agents of Contract owners.

o If you make one transfer from one of the above Existing Funds into one or more other subaccounts before the substitution, or from the Replacement Fund after the substitution, any transfer charge that might otherwise be imposed will be waived from the date of this Notice through the date that is 30 days after the substitution.

o On the effective date of the substitution, your account value in the variable investment option will be the same as before the substitution. However, the number of units you receive in the Replacement Fund will be different from the number of units in your Existing Fund, due to the difference in unit values.

o        There will be no tax consequences to you.


         In connection with the substitutions, we will send you a prospectus for Met Investors Series Trust and Metropolitan Series Fund, Inc., as well as notice of the actual date of the substitutions and confirmation of transfers.

         Please contact your registered representative if you have any questions.

        THIS SUPPLEMENT SHOULD BE READ AND RETAINED FOR FUTURE REFERENCE.